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                                  Exhibit 5.1

                                 Law Offices of
                               GUZIK & ASSOCIATES
                      1800 Century Park East, Fifth Floor
                         Los Angeles, California  90067
                            Telephone 310-788-8600
                            Facsimile 310-788-2835


                                 March 18, 1997


VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attention:  Bryan Brown

     Re:   Aura Systems, Inc. Registration Statement on Form S-3
           -----------------------------------------------------
           (File No. 333-1315)
           -------------------

Ladies and Gentlemen:

     You have requested our opinion regarding the validity of the issuance of shares of Aura Systems, Inc. Common Stock covered by the above-referenced Registration Statement on Form S-3. These shares include: (i) 1,413,280 shares of Common Stock which are issued and outstanding; (ii) 2,895,063 shares of Common Stock issuable upon the exercise of outstanding Warrants (the "Warrants"); (iii) 1,134,578 shares of Common Stock issuable upon the exercise of outstanding Options ( the "Options"); and (iv) shares of Common Stock issuable upon conversion of the Company's $7,500,000 Unsecured Convertible 8% Notes (the "Notes").

     In our opinion: (i) the 1,413,280 outstanding shares of Common Stock covered by the Registration Statement have been duly and validly issued by the Company and are fully paid and non-assessable; and (ii) the shares of Common Stock issuable upon exercise of the Warrants and Options and the conversion of the Notes, when issued in accordance with the terms of the Warrants, Options or Notes, as the case may be, will be duly and validly issued by the Company, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion in the Registration Statement, including any amendments thereto, and to the reference to this firm in the Registration Statement under the section entitled "Legal Matters."

                                       Very truly yours,

                                       GUZIK & ASSOCIATES

                                       /s/ Samuel S. Guzik
                                       -------------------
                                       Samuel S. Guzik